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                                                            Exhibit 23(h)(1)(g)

                                 AMENDMENT TO
                        SERVICES (ACCOUNTING) AGREEMENT

   This AMENDMENT TO SERVICES AGREEMENT (the "Amendment"), effective April 30, 2007, is by and among Delaware Management Holdings, Inc. ("DMH"), Delaware Service Company, Inc. ("DSC"), The Lincoln National Life Insurance Company ("LNL"), and Lincoln Variable Insurance Products Trust, on behalf of its series (the "Funds").

   WHEREAS, the corporate predecessors to the Funds and The Lincoln National Life Insurance Company entered into the Agreement, as of August 15, 1996 (the "Agreement"), with DMH and DSC (collectively, "Delaware") whereby Delaware agreed to provide certain accounting services;

   WHEREAS, the Agreement was amended by the Amendment to Services Agreement, effective March 1, 1999;

   WHEREAS, effective January 1, 2001, the Agreement's fee schedule for Separate Accounts and Unit Value Calculations was amended;

   WHEREAS, the Agreement's fee schedule for Unit Value Calculations was amended, effective October 1, 2001;

   WHEREAS, the predecessor corporations to the Funds assigned the Agreement to Lincoln Variable Insurance Products Trust, on behalf of its series, as of April 30, 2003, pursuant to an Assignment and Assumption Agreement;

   WHERAS, the Agreement was amended to include certain new series of the Trust in Exhibit A, add a provision concerning books and records, and revise the Fee Schedule; and

   WHEREAS, the parties desire to amend the Agreement to all series, or funds, of the Trust.

   NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

    1. Exhibit A to the Agreement is replaced in its entirety with the attached Exhibit A; and

    2. All other terms and conditions of the Services Agreement remain in full force and effect.

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   IN WITNESS WHEREOF, this Amendment to Services Agreement has been executed by a duly authorized representative of each of the parties hereto as of the date first set forth above.

                                           DELAWARE SERVICE COMPANY, INC.

                                           By:    -----------------------------

                                           Name:  -----------------------------

                                           Title: -----------------------------

                                           DELAWARE MANAGEMENT HOLDINGS, INC.

                                           By:    -----------------------------

                                           Name:  -----------------------------

                                           Title: -----------------------------

                                           THE LINCOLN NATIONAL LIFE
                                           INSURANCE COMPANY

                                           By:    -----------------------------

                                           Name:  -----------------------------

                                           Title  -----------------------------

                                           LINCOLN VARIABLE INSURANCE
                                           PRODUCTS TRUST

                                           By:    -----------------------------

                                           Name:  -----------------------------

                                           Title: -----------------------------

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                                   EXHIBIT A

Lincoln Variable Insurance Products Trust, and its series:

LVIP Capital Growth Fund
LVIP Cohen & Steers Global Real Estate Fund
LVIP Delaware Bond Fund
LVIP Delaware Growth and Income Fund
LVIP Delaware Managed Fund
LVIP Delaware Social Awareness Fund
LVIP Delaware Special Opportunities Fund
LVIP FI Equity-Income Fund
LVIP Growth Opportunities Fund
LVIP Janus Capital Appreciation Fund
LVIP Marsico International Growth Fund
LVIP MFS Value Fund
LVIP Mid-Cap Growth Fund
LVIP Mid-Cap Value Fund
LVIP Mondrian International Value Fund
LVIP Money Market Fund
LVIP S&P 500 Index Fund
LVIP Small-Cap Index Fund
LVIP T. Rowe Price Growth Stock Fund
LVIP T. Rowe Price Structured Mid-Cap Growth Fund
LVIP Templeton Growth Fund
LVIP UBS Global Asset Allocation Fund
LVIP Value Opportunities Fund
LVIP Wilshire Aggressive Profile Fund
LVIP Wilshire Conservative Profile Fund
LVIP Wilshire Moderate Profile Fund
LVIP Wilshire Moderately Aggressive Profile Fund
LVIP Wilshire 2010 Profile Fund
LVIP Wilshire 2020 Profile Fund
LVIP Wilshire 2030 Profile Fund
LVIP Wilshire 2040 Profile Fund

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